Fifth Third Announces Second Quarter 2020 Results
Reported diluted earnings per share of $0.23
Reported results included a negative $0.07 impact from certain items on page 2

Key Financial Data				Key Highlights

$ millions for all balance sheet and income statement items
	2Q20	1Q20	2Q19
Continue to provide support in response to the pandemic
–Proactive outreach with customers, including those transitioning out of COVID-19 hardship programs
–Originated $5.5 billion in Paycheck Protection Program (PPP) loans to approximately 38,000 small and mid-sized businesses
–Taking measures to ensure continued employee & customer safety and remote workforce productivity
Second quarter 2020
–Pre-provision net revenue(a) up 4% from the prior quarter and up 10% from the year-ago quarter despite continued rate headwinds
–Record capital markets revenue
–Significant improvement in reported and adjusted efficiency ratio compared to both the prior and year-ago quarter
–NCO ratio lower than low end of previous guidance range
–9.7% CET1 up 35 bps sequentially; exceeds required minimum (including indicative stress capital buffer) by over 270 bps
–Record deposit growth exceeding loan growth, resulting in excess liquidity (loan-to-core deposit ratio of 75%)
–IB core deposit costs down 41 bps, more than previous guidance; NIM primarily impacted by excess liquidity (29 bps of the sequential decline); NIM also impacted by decline in market rates

Income Statement Data
Net income available to common shareholders	$163	$29	$427
Net interest income (U.S. GAAP)	1,200	1,229	1,245
Net interest income (FTE)(a)	1,203	1,233	1,250
Noninterest income	650	671	660
Noninterest expense	1,121	1,200	1,243

Per Share Data
Earnings per share, basic	$0.23	$0.04	$0.57
Earnings per share, diluted	0.23	0.04	0.57
Book value per share	28.88	28.26	26.17
Tangible book value per share(a)	22.66	22.02	20.03

Balance Sheet & Credit Quality
Average portfolio loans and leases	$118,506	$110,779	$110,095
Average deposits	150,598	126,789	124,345
Net charge-off ratio(b)	0.44%	0.44%	0.29%
Nonperforming asset ratio(c)	0.65	0.60	0.51

Financial Ratios
Return on average assets	0.40%	0.11%	1.08%
Return on average common equity	3.2	0.6	9.1
Return on average tangible common equity(a)	4.3	1.0	12.3
CET1 capital(d)(e)	9.72	9.37	9.57
Net interest margin(a)	2.75	3.28	3.37
Efficiency(a)	60.5	63.0	65.1

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

CEO Commentary

“Our second quarter performance once again highlighted the strength of our franchise and our ability to navigate the dynamic environment and mitigate the impact of lower rates through well-diversified fee revenues and continued expense discipline. Our CET1 capital ratio of 9.7% and loan-to-core deposit ratio of 75% are both indicative of our balance sheet strength which will serve us well during this challenging environment.

We have now generated year-over-year adjusted positive operating leverage in seven out of the past eight quarters, and also grew tangible book value per share for five consecutive quarters.

We expect credit quality to remain relatively stable in the near-term, reflecting our disciplined client selection, decade-long focus on improving our credit performance in the event of a downturn, and proactive risk management actions. Additionally, our allowance for credit losses continues to incorporate our expectation of a protracted downturn followed by a prolonged recovery period due to the economic fallout from the pandemic.

We remain intently focused on taking appropriate action for our customers, our employees, and our communities during these uncertain times. I am very proud of the way our employees have responded to support our customers and each other.”

-Greg D. Carmichael, Chairman, President and CEO
Investor contact: Chris Doll (513) 534-2345 | Media contact: Ed Loyd (513) 534-6397 July 23, 2020

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,203	$1,233	$1,250	(2)%	(4)%
Provision for credit losses	485	640	85	(24)%	471%
Noninterest income	650	671	660	(3)%	(2)%
Noninterest expense	1,121	1,200	1,243	(7)%	(10)%
Income before income taxes(a)	$247	$64	$582	286%	(58)%

Taxable equivalent adjustment	$3	$4	$5	(25)%	(40)%
Applicable income tax expense	49	14	124	250%	(60)%
Net income	$195	$46	$453	324%	(57)%
Dividends on preferred stock	32	17	26	88%	23%
Net income available to common shareholders	$163	$29	$427	462%	(62)%
Earnings per share, diluted	$0.23	$0.04	$0.57	475%	(60)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported second quarter 2020 net income of $195 million compared to net income of $46 million in the prior quarter and $453 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $163 million, or $0.23 per diluted share, compared to $29 million, or $0.04 per diluted share, in the prior quarter and $427 million, or $0.57 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain items - 2Q20

(after-tax impacts(f); $ in millions, except per share data)

Valuation of Visa total return swap within other noninterest income	$(22)
Branch and non-branch real estate charges within other noninterest income	(10)
COVID-19-related expenses	(9)
Merger-related expenses	(7)
FHLB debt extinguishment charge within other noninterest expense	(4)
After-tax impact(f) of certain items	$(52)

Diluted earnings per share impact of certain items	$(0.07)

Diluted earnings per share impact reflect 717.572 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Interest Income
Interest income	$1,406	$1,529	$1,641	(8)%	(14)%
Interest expense	203	296	391	(31)%	(48)%
Net interest income (NII)	$1,203	$1,233	$1,250	(2)%	(4)%
Adjusted NII(a)	$1,188	$1,217	$1,232	(2)%	(4)%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	3.21%	4.07%	4.42%	(86)	(121)
Rate paid on interest-bearing liabilities	0.66%	1.09%	1.47%	(43)	(81)

Ratios
Net interest rate spread	2.55%	2.98%	2.95%	(43)	(40)
Net interest margin (NIM)	2.75%	3.28%	3.37%	(53)	(62)
Adjusted NIM(a)	2.71%	3.24%	3.32%	(53)	(61)

Compared to the prior quarter, reported NII decreased $30 million, or 2%. Excluding purchase accounting accretion of $15 million in the current quarter and $16 million in the prior quarter, adjusted NII decreased $29 million, or 2%. The decrease was driven by the impact of lower market rates on commercial loans, decreased mortgage loan balances due to an increase in prepayment activity, as well as a decline in home equity and credit card balances reflecting generally subdued demand. These impacts were partially offset by elevated average commercial revolving line of credit balances and growth from lower yielding PPP loans, as well as continued focus on reducing deposit costs and the favorable impact of previously executed hedges. Compared to the prior quarter, reported and adjusted NIM decreased 53 bps, also driven by lower market rates and the unfavorable impact from elevated cash balances (29 bps), and lower yielding PPP loans (1 bp), partially offset by benefits from lower deposit costs and previously executed hedges.
Compared to the year-ago quarter, reported NII decreased $47 million, or 4%. Excluding purchase accounting accretion, adjusted NII decreased $44 million, or 4%, primarily reflecting lower market rates, partially offset by the impact of elevated average commercial line draws and lower yielding PPP loans, as well as a continued focus on reducing deposit costs and the favorable impact of previously executed hedges. Compared to the year-ago quarter, reported NIM decreased 62 bps. Excluding purchase accounting accretion, adjusted NIM decreased 61 bps, primarily reflecting the impact of lower market rates on commercial loans and significantly elevated cash balances, partially offset by benefits from lower deposit costs and previously executed hedges.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$122	$148	$143	(18)%	(15)%
Commercial banking revenue	137	124	107	10%	28%
Mortgage banking net revenue	99	120	63	(18)%	57%
Wealth and asset management revenue	120	134	122	(10)%	(2)%
Card and processing revenue	82	86	92	(5)%	(11)%
Leasing business revenue	57	73	76	(22)%	(25)%
Other noninterest income	12	7	47	71%	(74)%
Securities gains (losses), net	21	(24)	8	NM	163%
Securities gains, net - non-qualifying hedges
on mortgage servicing rights	—	3	2	(100)%	(100)%
Total noninterest income	$650	$671	$660	(3)%	(2)%

Reported noninterest income decreased $21 million, or 3%, from the prior quarter, and decreased $10 million, or 2%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below. Reported noninterest income results include securities gains/losses which were attributable predominantly to mark-to-market impacts related to non-qualified deferred compensation assets, and were offset in noninterest expense, resulting in an immaterial impact to pre-tax income.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	June	March	June
	2020	2020	2019
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$650	$671	$660
Valuation of Visa total return swap	29	22	22
Branch and non-branch real estate charges	12	—	—
Net impairment on private equity investments	—	15	—
Securities (gains) losses, net (excluding GreenSky)	(21)	24	(8)
Noninterest income excluding certain items(a)	$670	$732	$674

Compared to the prior quarter, noninterest income excluding certain items decreased $62 million, or 8%. Compared to the year-ago quarter, noninterest income excluding certain items decreased $4 million, or 1%.
Compared to the prior quarter, service charges on deposits decreased $26 million, or 18%, reflecting lower consumer and commercial deposit fees which were impacted by the record growth in deposit balances as well as hardship-related fee waivers granted throughout the quarter. Commercial banking revenue increased $13 million, or 10%, reflecting increases in both debt and equity capital markets revenue, as well as increased institutional brokerage revenue. Mortgage banking net revenue decreased $21 million, or 18%, as strong origination fees and gains on loan sales (reflecting improved margins) in the current quarter were more than offset by the MSR net valuation adjustment that returned to normalized levels compared to the prior quarter favorability, as well as lower origination volume and a decrease in gross servicing fee revenue in the current quarter. Current quarter mortgage originations of $3.4 billion decreased 15% compared to the prior quarter and were impacted by the decision to temporarily pause correspondent channel production. Mortgage originations excluding correspondent channel production increased 22% compared to the prior quarter. Wealth and asset management revenue decreased $14 million, or 10%, primarily driven by lower revenue given the equity market performance and seasonally strong tax preparation fees from the prior quarter. Card and processing revenue decreased

$4 million, or 5%, resulting from lower credit and debit volumes throughout the quarter reflecting customer behavioral changes in response to the pandemic, partially offset by lower rewards. Leasing business revenue decreased $16 million, or 22%, primarily driven by a decrease in lease syndication revenue.
Compared to the year-ago quarter, service charges on deposits decreased $21 million, or 15%, driven by lower consumer and commercial deposit fees, which were impacted by the record growth in deposit balances as well as hardship-related fee waivers granted throughout the quarter. Commercial banking revenue increased $30 million, or 28%, reflecting increases in both debt and equity capital markets revenue, as well as increased institutional brokerage and financial risk management revenue. Mortgage banking net revenue increased $36 million, or 57% primarily driven by strong origination fees and gains on loan sales reflecting improved margins. Originations excluding the correspondent channel increased 41% compared to the year-ago quarter. Wealth and asset management revenue decreased $2 million, or 2%. Card and processing revenue decreased by $10 million, or 11%, reflecting decreases in debit and credit volumes, partially offset by lower rewards. Leasing business revenue decreased $19 million, or 25% primarily reflecting lower business solutions revenue.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$627	$647	$641	(3)%	(2)%
Net occupancy expense	82	82	88	-	(7)%
Technology and communications	90	93	136	(3)%	(34)%
Equipment expense	32	32	33	-	(3)%
Card and processing expense	29	31	34	(6)%	(15)%
Leasing business expense	33	35	38	(6)%	(13)%
Marketing expense	20	31	41	(35)%	(51)%
Intangible amortization expense	12	13	14	(8)%	(14)%
Other noninterest expense	196	236	218	(17)%	(10)%
Total noninterest expense	$1,121	$1,200	$1,243	(7)%	(10)%

Impacts of Merger-Related Expenses
($ in millions)	For the Three Months Ended
	June	March	June
	2020	2020	2019
Merger-Related Expenses
Compensation and benefits	$2	$2	$41
Net occupancy expense	2	1	6
Technology and communications	4	3	49
Equipment expense	—	—	1
Card and processing expense	—	—	1
Leasing business expense	—	—	—
Marketing expense	—	—	3
Intangible amortization expense	—	—	—
Other noninterest expense	1	1	8
Total merger-related expenses	$9	$7	$109

Noninterest Expense excluding Merger-Related Expenses(a)
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Noninterest Expense excluding Merger-Related Expenses
Compensation and benefits	$625	$645	$600	(3)%	4%
Net occupancy expense	80	81	82	(1)%	(2)%
Technology and communications	86	90	87	(4)%	(1)%
Equipment expense	32	32	32	—%	—%
Card and processing expense	29	31	33	(6)%	(12)%
Leasing business expense	33	35	38	(6)%	(13)%
Marketing expense	20	31	38	(35)%	(47)%
Intangible amortization expense	12	13	14	(8)%	(14)%
Other noninterest expense	195	235	210	(17)%	(7)%
Total noninterest expense excluding merger-related expenses	$1,112	$1,193	$1,134	(7)%	(2)%

Compared to the prior quarter, reported noninterest expense decreased $79 million, or 7%. Excluding certain noninterest expense items shown on page 2 and in the reconciliation tables of the earnings release (including COVID-19-related expenses), as well as intangible amortization expense, noninterest expense decreased $62 million, or 5%, primarily reflecting lower compensation and benefits (which included $22 million from non-qualified deferred compensation expense in the current quarter compared to an expense benefit of $26 million in the prior quarter), lower other noninterest expense, declines in expenses directly associated with revenue-generating activities, and continued discipline managing expenses throughout the Company. Excluding the impacts of non-qualified deferred compensation expense (offset in noninterest income), expenses decreased $110 million, or 9%, compared to the prior quarter.
Compared to the year-ago quarter, reported noninterest expense decreased $122 million, or 10%. Excluding certain noninterest expenses shown on page 2 and in the reconciliation tables of the earnings release (including COVID-19-related expenses), as well as intangible amortization expense, noninterest expense decreased $38 million, or 3%, primarily reflecting lower marketing expense, lower other noninterest expense, and declines in expenses directly associated with business activities, partially offset by elevated compensation and benefits expenses (which included $22 million from non-qualified deferred compensation expense in the current quarter compared to $7 million in the year-ago quarter). Excluding the impacts of non-qualified deferred compensation expense (offset in noninterest income), expenses decreased $53 million, or 5%, compared to the year-ago quarter.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$59,040	$51,586	$52,078	14%	13%
Commercial mortgage loans	11,222	11,019	10,632	2%	6%
Commercial construction loans	5,548	5,132	5,248	8%	6%
Commercial leases	3,056	3,201	3,809	(5)%	(20)%
Total commercial loans and leases	$78,866	$70,938	$71,767	11%	10%
Consumer loans:
Residential mortgage loans	$16,561	$16,732	$16,804	(1)%	(1)%
Home equity	5,820	6,006	6,376	(3)%	(9)%
Indirect secured consumer loans	12,124	11,809	10,190	3%	19%
Credit card	2,248	2,498	2,408	(10)%	(7)%
Other consumer loans	2,887	2,796	2,550	3%	13%
Total consumer loans	$39,640	$39,841	$38,328	(1)%	3%
Total average portfolio loans and leases	$118,506	$110,779	$110,095	7%	8%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$68	$108	$113	(37)%	(40)%
Consumer loans held for sale	844	1,293	785	(35)%	8%
Total average loans and leases held for sale	$912	$1,401	$898	(35)%	2%

Securities and other short-term investments	$56,806	$39,033	$37,797	46%	50%
Total average interest-earning assets	$176,224	$151,213	$148,790	17%	18%

Compared to the prior quarter, total average portfolio loans and leases increased 7%, reflecting growth in commercial and industrial (C&I) loans, commercial construction and indirect secured consumer loans (predominantly indirect automobile). Average commercial portfolio loans and leases increased 11%, reflecting elevated C&I revolving line of credit utilization and the impact of PPP loans in the current quarter, as well as growth in commercial construction and commercial mortgage loans, partially offset by lower commercial leases. Average consumer portfolio loans decreased 1%, reflecting declines in credit card and home equity loans, partially offset by growth in indirect secured consumer loans.
Compared to the year-ago quarter, total average portfolio loans and leases increased 8%, reflecting growth in C&I loans as well as continued growth in indirect secured consumer loans (predominantly indirect automobile). Average commercial portfolio loans and leases increased 10%, reflecting elevated C&I balances predominantly from elevated corporate banking client line of credit utilization for part of the quarter, PPP loans, and growth in commercial mortgage loans, partially offset by a decline in commercial leases. Average consumer portfolio loans increased 3%, as higher indirect secured consumer loans were partially offset by lower credit card and home equity loans.

Total period-end commercial portfolio loans and leases of $75 billion included $5.2 billion in PPP loan balances and decreased $3 billion, or 3%, from the prior quarter, and increased $5 billion, or 7%, from the year-ago quarter, reflecting a normalization of commercial revolving line utilization throughout the current quarter. Period-end commercial revolving line utilization was 38%, compared to 47% in the prior quarter and 37% in the year-ago quarter.
Average available-for-sale debt and other securities of $36.1 billion increased 3% compared to the prior quarter and increased 4% compared to the year-ago quarter. Average other short-term investments (which includes interest-bearing cash) of $19.8 billion increased $16.9 billion compared to the prior quarter and increased $17.5 billion compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Average Deposits
Demand	$45,761	$35,765	$35,818	28%	28%
Interest checking	49,760	40,298	36,514	23%	36%
Savings	16,354	14,715	14,418	11%	13%
Money market	30,022	27,109	25,934	11%	16%
Foreign office(g)	182	209	163	(13)%	12%
Total transaction deposits	$142,079	$118,096	$112,847	20%	26%
Other time	4,421	5,081	5,678	(13)%	(22)%
Total core deposits	$146,500	$123,177	$118,525	19%	24%
Certificates - $100,000 and over	4,067	3,355	5,780	21%	(30)%
Other deposits	31	257	40	(88)%	(23)%
Total average deposits	$150,598	$126,789	$124,345	19%	21%

Compared to the prior quarter, average core deposits increased 19%, with double-digit growth in all deposit captions except other time and foreign office deposits. Average demand deposits represented 31% of total core deposits in the current quarter compared to 29% in the prior quarter. Average commercial transaction deposits increased 34% and average consumer transaction deposits increased 8%.
Compared to the year-ago quarter, average core deposits increased 24%, reflecting record growth in commercial and consumer balances. Average commercial transaction deposits increased 45% and average consumer transaction deposits increased 10%.
The period end loan-to-core deposit ratio was 75% in the current quarter, compared to 89% in the prior quarter and 91% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$4,067	$3,355	$5,780	21%	(30)%
Other deposits	31	257	40	(88)%	(23)%
Federal funds purchased	309	654	1,151	(53)%	(73)%
Other short-term borrowings	2,377	1,750	1,119	36%	112%
Long-term debt	16,955	15,816	15,543	7%	9%
Total average wholesale funding	$23,739	$21,832	$23,633	9%	—%

Compared to the prior quarter, average wholesale funding increased 9%, driven primarily by debt issuances of $1.25 billion during the quarter, as well as increases in jumbo CD balances and other short-term borrowings reflecting $3 billion in FHLB advances which were initiated in the first month of the quarter and subsequently extinguished, partially offset by decreased federal funds borrowings and other deposits. Compared to the year-ago quarter, average wholesale funding remained flat as decreases in jumbo CD balances, federal funds borrowings and other deposits were offset by increases in long-term debt and other short-term borrowings.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	June	March	December	September	June
	2020	2020	2019	2019	2019

Total nonaccrual portfolio loans and leases (NPLs)	$700	$647	$618	$482	$521
Repossessed property	4	10	10	9	8
OREO	43	52	52	28	31
Total nonperforming portfolio loans and leases and OREO (NPAs)	$747	$709	$680	$519	$560

NPL ratio(h)	0.61%	0.55%	0.56%	0.44%	0.48%
NPA ratio(c)	0.65%	0.60%	0.62%	0.47%	0.51%

Total loans and leases 30-89 days past due (accrual)	$381	$409	$364	$402	$383
Total loans and leases 90 days past due (accrual)	136	151	130	132	128

Allowance for loan and lease losses (ALLL), beginning	$2,348	$1,202	$1,143	$1,115	$1,115
Impact of CECL adoption	—	643	—	—	—
Total net losses charged-off	(130)	(122)	(113)	(99)	(78)
Provision for loan and lease losses	478	625	172	127	78
ALLL, ending	$2,696	$2,348	$1,202	$1,143	$1,115

Reserve for unfunded commitments, beginning	$169	$144	$154	$147	$133
Impact of CECL adoption	—	10	—	—	—
Reserve for acquired commitments	—	—	—	—	7
Provision for (benefit from) the reserve for unfunded commitments	7	15	(10)	7	7
Reserve for unfunded commitments, ending	$176	$169	$144	$154	$147

Total allowance for credit losses (ACL)	$2,872	$2,517	$1,346	$1,297	$1,262

ACL ratios:
As a % of portfolio loans and leases	2.50%	2.13%	1.23%	1.19%	1.15%
As a % of nonperforming portfolio loans and leases	410%	389%	218%	269%	242%
As a % of nonperforming portfolio assets	385%	355%	198%	250%	225%

ALLL as a % of portfolio loans and leases	2.34%	1.99%	1.10%	1.04%	1.02%

Total losses charged-off	$(163)	$(159)	$(152)	$(130)	$(119)
Total recoveries of losses previously charged-off	33	37	39	31	41
Total net losses charged-off	$(130)	$(122)	$(113)	$(99)	$(78)

Net charge-off ratio (NCO ratio)(b)	0.44%	0.44%	0.41%	0.36%	0.29%
Commercial NCO ratio	0.40%	0.32%	0.20%	0.18%	0.13%
Consumer NCO ratio	0.52%	0.66%	0.78%	0.68%	0.59%

Nonperforming portfolio loans and leases were $700 million in the current quarter, with the resulting NPL ratio of 0.61%. Compared to the prior quarter, NPLs increased $53 million with the NPL ratio increasing 6 bps. Compared to the year-ago quarter, NPLs increased $179 million with the NPL ratio increasing 13 bps.
Nonperforming portfolio assets were $747 million in the current quarter, with the resulting NPA ratio of 0.65%. Compared to the prior quarter, NPAs increased $38 million with the NPA ratio increasing 5 bps. Compared to the year-ago quarter, NPAs increased $187 million with the NPA ratio increasing 14 bps.

The provision for credit losses totaled $485 million in the current quarter. The allowance for credit loss ratio represented 2.50% of total portfolio loans and leases in the current quarter, compared with 2.13% in the prior quarter and 1.15% in the year-ago quarter (using the incurred loss methodology). In the current quarter, the allowance for credit losses represented 410% of nonperforming portfolio loans and leases and 385% of nonperforming portfolio assets. The allowance for loan and lease losses ratio represented 2.34% of total portfolio loans and leases in the current quarter.
Net charge-offs were $130 million in the current quarter, with the resulting NCO ratio of 0.44%. Compared to the prior quarter, net charge-offs increased $8 million and the NCO ratio remained flat. Compared to the year-ago quarter, net charge-offs increased $52 million and the NCO ratio increased 15 bps.

Capital Position
	As of and For the Three Months Ended
	June	March	December	September	June
	2020	2020	2019	2019	2019
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	11.30%	12.63%	12.58%	12.43%	12.02%
Tangible equity(a)	7.68%	8.41%	9.52%	9.29%	9.09%
Tangible common equity (excluding AOCI)(a)	6.77%	7.41%	8.44%	8.21%	8.27%
Tangible common equity (including AOCI)(a)	8.13%	8.65%	9.08%	9.09%	8.91%

Regulatory Capital Ratios(e)
CET1 capital(d)	9.72%	9.37%	9.75%	9.56%	9.57%
Tier I risk-based capital(d)	10.95%	10.56%	10.99%	10.81%	10.62%
Total risk-based capital(d)	14.23%	13.59%	13.84%	13.68%	13.53%
Tier I leverage	8.16%	9.37%	9.54%	9.36%	9.24%

Capital ratios remained strong during the quarter. The CET1 capital ratio was 9.72%, the tangible common equity to tangible assets ratio was 6.77% excluding AOCI, and 8.13% including AOCI. The Tier I risk-based capital ratio was 10.95%, the Total risk-based capital ratio was 14.23%, and the Tier I leverage ratio was 8.16%. Certain capital ratios, including the Tier I leverage ratio, were impacted by the significant increase in assets throughout the quarter, predominantly from growth in 0% risk-weighted assets resulting from an increase in interest-bearing cash as well as PPP loans.
On June 30, 2020, Fifth Third released its indicative stress capital buffer requirement resulting from the Federal Reserve Board’s 2020 Comprehensive Capital Analysis and Review results incorporating the supervisory severely adverse scenario published in February 2020. Fifth Third’s indicative stress capital buffer under this scenario is 2.5%, effective October 1, 2020. The stress capital buffer of 2.5% is the floor under the regulatory capital rules. Without the floor, Fifth Third estimates its buffer would have been approximately 2.1%.

Tax Rate
The effective tax rate was 19.9% compared with 22.6% in the prior quarter and 21.5% in the year-ago quarter. The tax rate in the current quarter reflected a one-time $2 million tax benefit primarily due to various state items.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).
Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address.
Corporate Profile
Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio, and the indirect parent company of Fifth Third Bank, National Association, a federally chartered institution. As of June 30, 2020, the Company had $203 billion in assets and operates 1,122 full-service Banking Centers, and 2,456 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to approximately 53,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2020, had $405 billion in assets under care, of which it managed $49 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”
Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Under the U.S. banking agencies' Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) risks relating to Fifth Third’s ability to realize the anticipated benefits of the merger with MB Financial, Inc.; (36) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (37) potential dilution from future acquisitions; (38) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (39) results of investments or acquired entities; (40) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (41) inaccuracies or other failures from the use of models; (42) effects of critical accounting policies and judgments or the use of inaccurate estimates; (43) weather-related events, other natural disasters, or health emergencies; and (44) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.
# # #

Quarterly Financial Review for June 30, 2020

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheet and Yield Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Regulation G Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights				% / bps				% / bps
$ in millions, except per share data	For the Three Months Ended			Change		Year to Date		Change
(unaudited)	June	March	June			June	June
	2020	2020	2019	Seq	Yr/Yr	2020	2019	Yr/Yr
Income Statement Data
Net interest income	$1,200	$1,229	$1,245	(2%)	(4%)	$2,429	$2,327	4%
Net interest income (FTE)(a)	1,203	1,233	1,250	(2%)	(4%)	2,436	2,336	4%
Noninterest income	650	671	660	(3%)	(2%)	1,321	1,761	(25%)
Total revenue (FTE)(a)	1,853	1,904	1,910	(3%)	(3%)	3,757	4,097	(8%)
Provision for credit losses	485	640	85	(24%)	471%	1,125	175	543%
Noninterest expense	1,121	1,200	1,243	(7%)	(10%)	2,321	2,341	(1%)
Net income	195	46	453	324%	(57%)	243	1,228	(80%)
Net income available to common shareholders	163	29	427	462%	(62%)	193	1,187	(84%)

Earnings Per Share Data
Net income allocated to common shareholders	$162	$28	$423	479%	(62%)	$191	$1,176	(84%)
Average common shares outstanding (in thousands):
Basic	714,767	713,556	738,051	—	(3%)	714,161	699,767	2%
Diluted	717,572	720,363	747,750	—	(4%)	718,967	709,430	1%
Earnings per share, basic	$0.23	$0.04	$0.57	475%	(60%)	$0.27	$1.68	(84%)
Earnings per share, diluted	0.23	0.04	0.57	475%	(60%)	0.27	1.66	(84%)

Common Share Data
Cash dividends per common share	$0.27	$0.27	$0.24	-	13%	$0.54	$0.46	17%
Book value per share	28.88	28.26	26.17	2%	10%	28.88	26.17	10%
Market price per share	19.28	14.85	27.90	30%	(31%)	19.28	27.90	(31%)
Common shares outstanding (in thousands)	712,202	711,306	731,474	—	(3%)	712,202	731,474	(3%)
Market capitalization	$13,731	$10,563	$20,408	30%	(33%)	$13,731	$20,408	(33%)

Financial Ratios
Return on average assets	0.40%	0.11%	1.08%	29	(68)	0.26%	1.56%	(130)
Return on average common equity	3.2%	0.6%	9.1%	260	(590)	1.9%	13.9%	(1,200)
Return on average tangible common equity(a)	4.3%	1.0%	12.3%	330	(800)	2.7%	17.8%	(1,510)
Noninterest income as a percent of total revenue(a)	35.0%	35.0%	35.0%	—	—	35.0%	43.0%	(800)
Dividend payout	117.4%	675.0%	42.1%	(5,576)	753	200.0%	27.4%	1,726
Average total Bancorp shareholders' equity as a percent of average assets	11.30%	12.63%	12.02%	(133)	(72)	11.92%	11.74%	18
Tangible common equity(a)	6.77%	7.41%	8.27%	(64)	(150)	6.76%	8.27%	(151)
Net interest margin (FTE)(a)	2.75%	3.28%	3.37%	(53)	(62)	2.99%	3.33%	(34)
Efficiency (FTE)(a)	60.5%	63.0%	65.1%	(250)	(460)	61.8%	57.1%	470
Effective tax rate	19.9%	22.6%	21.5%	(270)	(160)	20.4%	21.9%	(150)

Credit Quality
Net losses charged-off	$130	$122	$78	7%	67%	$252	$156	62%
Net losses charged-off as a percent of average portfolio loans and leases	0.44%	0.44%	0.29%	—	15	0.44%	0.30%	14
ALLL as a percent of portfolio loans and leases	2.34%	1.99%	1.02%	35	132	2.34%	1.02%	132
ACL as a percent of portfolio loans and leases(g)	2.50%	2.13%	1.15%	37	135	2.50%	1.15%	135
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.65%	0.60%	0.51%	5	14	0.65%	0.51%	14

Average Balances
Loans and leases, including held for sale	$119,418	$112,180	$110,993	6%	8%	$115,799	$104,712	11%
Securities and other short-term investments	56,806	39,033	37,797	46%	50%	47,920	36,953	30%
Assets	198,387	171,871	167,578	15%	18%	185,129	158,324	17%
Transaction deposits(b)	142,079	118,096	112,847	20%	26%	130,087	106,780	22%
Core deposits(c)	146,500	123,177	118,525	19%	24%	134,838	112,051	20%
Wholesale funding(d)	23,739	21,832	23,633	9%	—	22,786	22,915	(1%)
Bancorp shareholders' equity	22,420	21,713	20,135	3%	11%	22,066	18,588	19%

Regulatory Capital Ratios(e)
CET1 capital(f)	9.72%	9.37%	9.57%	35	15	9.72%	9.57%	15
Tier I risk-based capital(f)	10.95%	10.56%	10.62%	39	33	10.95%	10.62%	33
Total risk-based capital(f)	14.23%	13.59%	13.53%	64	70	14.23%	13.53%	70
Tier I leverage	8.16%	9.37%	9.24%	(121)	(108)	8.16%	9.24%	(108)

Operations
Banking centers	1,122	1,123	1,207	—	(7%)	1,122	1,207	(7%)
ATMs	2,456	2,464	2,551	—	(4%)	2,456	2,551	(4%)
Full-time equivalent employees	20,340	20,182	19,758	1%	3%	20,340	19,758	3%
(a)Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus other time deposits.
(d)Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Under the U.S. banking agencies' Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2020	2020	2019	2019	2019
Income Statement Data
Net interest income	$1,200	$1,229	$1,228	$1,242	$1,245
Net interest income (FTE)(a)	1,203	1,233	1,232	1,246	1,250
Noninterest income	650	671	1,035	740	660
Total revenue (FTE)(a)	1,853	1,904	2,267	1,986	1,910
Provision for credit losses	485	640	162	134	85
Noninterest expense	1,121	1,200	1,160	1,159	1,243
Net income	195	46	734	549	453
Net income available to common shareholders	163	29	701	530	427

Earnings Per Share Data
Net income allocated to common shareholders	$162	$28	$696	$526	$423
Average common shares outstanding (in thousands):
Basic	714,767	713,556	715,137	726,716	738,051
Diluted	717,572	720,363	724,968	736,086	747,750
Earnings per share, basic	$0.23	$0.04	$0.97	$0.72	$0.57
Earnings per share, diluted	0.23	0.04	0.96	0.71	0.57

Common Share Data
Cash dividends per common share	$0.27	$0.27	$0.24	$0.24	$0.24
Book value per share	28.88	28.26	27.41	27.32	26.17
Market value per share	19.28	14.85	30.74	27.38	27.90
Common shares outstanding (in thousands)	712,202	711,306	708,916	718,583	731,474
Market capitalization	$13,731	$10,563	$21,792	$19,675	$20,408

Financial Ratios
Return on average assets	0.40%	0.11%	1.72%	1.28%	1.08%
Return on average common equity	3.2%	0.6%	14.2%	10.7%	9.1%
Return on average tangible common equity(a)	4.3%	1.0%	18.7%	14.2%	12.3%
Noninterest income as a percent of total revenue(a)	35%	35%	46%	37%	35%
Dividend payout	117.4%	675.0%	24.7%	33.3%	42.1%
Average total Bancorp shareholders' equity as a percent of average assets	11.30%	12.63%	12.58%	12.43%	12.02%
Tangible common equity(a)	6.77%	7.41%	8.44%	8.21%	8.27%
Net interest margin (FTE)(a)	2.75%	3.28%	3.27%	3.32%	3.37%
Efficiency (FTE)(a)	60.5%	63.0%	51.2%	58.4%	65.1%
Effective tax rate	19.9%	22.6%	22.0%	20.2%	21.5%

Credit Quality
Net losses charged-off	$130	$122	$113	$99	$78
Net losses charged-off as a percent of average portfolio loans and leases	0.44%	0.44%	0.41%	0.36%	0.29%
ALLL as a percent of portfolio loans and leases	2.34%	1.99%	1.10%	1.04%	1.02%
Allowance for credit losses as a percent of portfolio loans and leases(g)	2.50%	2.13%	1.23%	1.19%	1.15%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.65%	0.60%	0.62%	0.47%	0.51%

Average Balances
Loans and leases, including held for sale	$119,418	$112,180	$110,986	$110,666	$110,993
Securities and other short-term investments	56,806	39,033	38,326	38,188	37,797
Assets	198,387	171,871	169,327	169,585	167,578
Transaction deposits(b)	142,079	118,096	116,285	114,541	112,847
Core deposits(c)	146,500	123,177	121,792	120,364	118,525
Wholesale funding(d)	23,739	21,832	21,491	22,492	23,633
Bancorp shareholders' equity	22,420	21,713	21,304	21,087	20,135

Regulatory Capital Ratios(e)
CET1 capital(f)	9.72%	9.37%	9.75%	9.56%	9.57%
Tier I risk-based capital(f)	10.95%	10.56%	10.99%	10.81%	10.62%
Total risk-based capital(f)	14.23%	13.59%	13.84%	13.68%	13.53%
Tier I leverage	8.16%	9.37%	9.54%	9.36%	9.24%

Operations
Banking centers	1,122	1,123	1,149	1,143	1,207
ATMs	2,456	2,464	2,481	2,487	2,551
Full-time equivalent employees	20,340	20,182	19,869	19,478	19,758
(a)Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus other time deposits.
(d)Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Under the U.S. banking agencies' Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income(a)
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	June	March	June			June	June
	2020	2020	2019	Seq	Yr/Yr	2020	2019	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,115	$1,235	$1,336	(10%)	(17%)	$2,350	$2,479	(5%)
Interest on securities	283	283	290	-	(2%)	566	571	(1%)
Interest on other short-term investments	5	7	10	(29%)	(50%)	12	19	(37%)
Total interest income	1,403	1,525	1,636	(8%)	(14%)	2,928	3,069	(5%)

Interest Expense
Interest on deposits	83	166	243	(50)%	(66%)	248	449	(45%)
Interest on federal funds purchased	—	2	8	(100)%	(100%)	2	20	(90%)
Interest on other short-term borrowings	2	6	9	(67)%	(78%)	8	14	(43%)
Interest on long-term debt	118	122	131	(3)%	(10%)	241	259	(7%)
Total interest expense	203	296	391	(31)%	(48%)	499	742	(33%)

Net Interest Income	1,200	1,229	1,245	(2)%	(4%)	2,429	2,327	4%

Provision for credit losses	485	640	85	(24%)	471%	1,125	175	543%
Net Interest Income After Provision for Credit Losses	715	589	1,160	21%	(38%)	1,304	2,152	(39%)

Noninterest Income
Service charges on deposits	122	148	143	(18)%	(15%)	270	274	(1%)
Commercial banking revenue	137	124	107	10%	28%	261	209	25%
Mortgage banking net revenue	99	120	63	(18)%	57%	219	119	84%
Wealth and asset management revenue	120	134	122	(10)%	(2%)	255	234	9%
Card and processing revenue	82	86	92	(5)%	(11%)	167	171	(2%)
Leasing business revenue	57	73	76	(22)%	(25%)	131	108	21%
Other noninterest income	12	7	47	71%	(74%)	18	616	(97%)
Securities (losses) gains, net	21	(24)	8	NM	163%	(3)	25	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	3	2	(100%)	(100%)	3	5	(40%)
Total noninterest income	650	671	660	(3)%	(2%)	1,321	1,761	(25%)

Noninterest Expense
Compensation and benefits	627	647	641	(3%)	(2%)	1,274	1,251	2%
Net occupancy expense	82	82	88	-	(7%)	164	164	-
Technology and communications	90	93	136	(3%)	(34%)	183	219	(16%)
Equipment expense	32	32	33	-	(3%)	64	63	2%
Card and processing expense	29	31	34	(6%)	(15%)	60	64	(6%)
Leasing business expense	33	35	38	(6%)	(13%)	68	57	19%
Marketing expense	20	31	41	(35%)	(51%)	51	77	(34%)
Other noninterest expense	208	249	232	(16%)	(10%)	457	446	2%
Total noninterest expense	1,121	1,200	1,243	(7%)	(10%)	2,321	2,341	(1%)
Income Before Income Taxes	244	60	577	307%	(58%)	304	1,572	(81%)
Applicable income tax expense	49	14	124	250%	(60%)	61	344	(82%)
Net Income	195	46	453	324%	(57%)	243	1,228	(80%)
Dividends on preferred stock	32	17	26	88%	23%	50	41	22%
Net Income Available to Common Shareholders	$163	$29	$427	462%	(62%)	$193	$1,187	(84%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2020	2020	2019	2019	2019
Interest Income
Interest and fees on loans and leases	$1,115	$1,235	$1,252	$1,320	$1,336
Interest on securities	283	283	299	291	290
Interest on other short-term investments	5	7	8	14	10
Total interest income	1,403	1,525	1,559	1,625	1,636

Interest Expense
Interest on deposits	83	166	201	243	243
Interest on federal funds purchased	—	2	5	4	8
Interest on other short-term borrowings	2	6	5	8	9
Interest on long-term debt	118	122	120	128	131
Total interest expense	203	296	331	383	391

Net Interest Income	1,200	1,229	1,228	1,242	1,245

Provision for credit losses	485	640	162	134	85
Net Interest Income After Provision for Credit Losses	715	589	1,066	1,108	1,160

Noninterest Income
Service charges on deposits	122	148	149	143	143
Commercial banking revenue	137	124	127	123	107
Mortgage banking net revenue	99	120	73	95	63
Wealth and asset management revenue	120	134	129	124	122
Card and processing revenue	82	86	95	94	92
Leasing business revenue	57	73	71	92	76
Other noninterest income	12	7	382	64	47
Securities gains (losses), net	21	(24)	10	5	8
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	—	3	(1)	—	2
Total noninterest income	650	671	1,035	740	660

Noninterest Expense
Compensation and benefits	627	647	576	584	641
Net occupancy expense	82	82	84	84	88
Technology and communications	90	93	103	100	136
Equipment expense	32	32	33	33	33
Card and processing expense	29	31	33	33	34
Leasing business expense	33	35	36	40	38
Marketing expense	20	31	44	40	41
Other noninterest expense	208	249	251	245	232
Total noninterest expense	1,121	1,200	1,160	1,159	1,243
Income Before Income Taxes	244	60	941	689	577
Applicable income tax expense	49	14	207	140	124
Net Income	195	46	734	549	453
Dividends on preferred stock	32	17	33	19	26
Net Income Available to Common Shareholders	$163	$29	$701	$530	$427

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	June	March	June
	2020	2020	2019	Seq	Yr/Yr
Assets
Cash and due from banks	$3,221	$3,282	$2,764	(2%)	17%
Other short-term investments	28,243	6,319	3,357	347%	741%
Available-for-sale debt and other securities(a)	38,599	38,645	35,753	0%	8%
Held-to-maturity securities(b)	16	17	21	(6%)	(24%)
Trading debt securities	526	433	322	21%	63%
Equity securities	273	459	485	(41%)	(44%)
Loans and leases held for sale	912	1,630	1,205	(44%)	(24%)
Portfolio loans and leases:
Commercial and industrial loans	55,661	58,250	51,104	(4%)	9%
Commercial mortgage loans	11,233	11,160	10,717	1%	5%
Commercial construction loans	5,479	5,462	5,264	0%	4%
Commercial leases	3,061	3,123	3,677	(2%)	(17%)
Total commercial loans and leases	75,434	77,995	70,762	(3%)	7%
Residential mortgage loans	16,457	16,701	16,777	(1%)	(2%)
Home equity	5,681	5,963	6,325	(5%)	(10%)
Indirect secured consumer loans	12,395	12,050	10,403	3%	19%
Credit card	2,211	2,417	2,436	(9%)	(9%)
Other consumer loans	2,875	2,911	2,580	(1%)	11%
Total consumer loans	39,619	40,042	38,521	(1%)	3%
Portfolio loans and leases	115,053	118,037	109,283	(3%)	5%
Allowance for loan and lease losses	(2,696)	(2,348)	(1,115)	15%	142%
Portfolio loans and leases, net	112,357	115,689	108,168	(3%)	4%
Bank premises and equipment	2,053	2,009	2,074	2%	(1%)
Operating lease equipment	809	819	894	(1%)	(10%)
Goodwill	4,261	4,261	4,284	-	(1%)
Intangible assets	171	184	215	(7%)	(20%)
Servicing rights	676	685	1,039	(1%)	(35%)
Other assets	10,789	10,959	8,221	(2%)	31%
Total Assets	$202,906	$185,391	$168,802	9%	20%

Liabilities
Deposits:
Demand	$49,359	$39,533	$35,589	25%	39%
Interest checking	51,586	44,520	37,491	16%	38%
Savings	16,896	15,557	14,484	9%	17%
Money market	30,881	27,775	26,465	11%	17%
Foreign office	191	177	175	8%	9%
Other time	3,913	4,683	5,759	(16%)	(32%)
Certificates $100,000 and over	4,120	2,816	5,429	46%	(24%)
Other deposits	—	—	—	NM	NM
Total deposits	156,946	135,061	125,392	16%	25%
Federal funds purchased	262	1,625	179	(84%)	46%
Other short-term borrowings	1,285	4,542	957	(72%)	34%
Accrued taxes, interest and expenses	2,582	2,432	2,397	6%	8%
Other liabilities	3,169	3,576	3,422	(11%)	(7%)
Long-term debt	16,327	16,282	15,784	0%	3%
Total Liabilities	180,571	163,518	148,131	10%	22%
Equity
Common stock(c)	2,051	2,051	2,051	-	-
Preferred stock	1,770	1,770	1,331	-	33%
Capital surplus	3,603	3,597	3,572	0%	1%
Retained earnings	17,643	17,677	17,431	0%	1%
Accumulated other comprehensive income	2,951	2,477	1,178	19%	151%
Treasury stock	(5,683)	(5,699)	(5,089)	0%	12%
Total Bancorp shareholders' equity	22,335	21,873	20,474	2%	9%
Noncontrolling interests	—	—	197	NM	(100%)
Total Equity	22,335	21,873	20,671	2%	8%
Total Liabilities and Equity	$202,906	$185,391	$168,802	9%	20%
(a) Amortized cost	$35,780	$36,428	$34,731	(2%)	3%
(b) Market values	16	17	21	(6%)	(24%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	712,202	711,306	731,474	—	(3%)
Treasury	211,690	212,586	192,419	—	10%

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	June	March	December	September	June
	2020	2020	2019	2019	2019
Assets
Cash and due from banks	$3,221	$3,282	$3,278	$3,261	$2,764
Other short-term investments	28,243	6,319	1,950	3,235	3,357
Available-for-sale debt and other securities(a)	38,599	38,645	36,028	37,178	35,753
Held-to-maturity securities(b)	16	17	17	18	21
Trading debt securities	526	433	297	297	322
Equity securities	273	459	564	459	485
Loans and leases held for sale	912	1,630	1,400	1,223	1,205
Portfolio loans and leases:
Commercial and industrial loans	55,661	58,250	50,542	50,768	51,104
Commercial mortgage loans	11,233	11,160	10,963	10,822	10,717
Commercial construction loans	5,479	5,462	5,090	5,281	5,264
Commercial leases	3,061	3,123	3,363	3,495	3,677
Total commercial loans and leases	75,434	77,995	69,958	70,366	70,762
Residential mortgage loans	16,457	16,701	16,724	16,675	16,777
Home equity	5,681	5,963	6,083	6,218	6,325
Indirect secured consumer loans	12,395	12,050	11,538	11,026	10,403
Credit card	2,211	2,417	2,532	2,467	2,436
Other consumer loans	2,875	2,911	2,723	2,657	2,580
Total consumer loans	39,619	40,042	39,600	39,043	38,521
Portfolio loans and leases	115,053	118,037	109,558	109,409	109,283
Allowance for loan and lease losses	(2,696)	(2,348)	(1,202)	(1,143)	(1,115)
Portfolio loans and leases, net	112,357	115,689	108,356	108,266	108,168
Bank premises and equipment	2,053	2,009	1,995	2,053	2,074
Operating lease equipment	809	819	848	869	894
Goodwill	4,261	4,261	4,252	4,290	4,284
Intangible assets	171	184	201	201	215
Servicing rights	676	685	993	910	1,039
Other assets	10,789	10,959	9,190	8,819	8,221
Total Assets	$202,906	$185,391	$169,369	$171,079	$168,802

Liabilities
Deposits:
Demand	$49,359	$39,533	$35,968	$35,893	$35,589
Interest checking	51,586	44,520	40,409	36,965	37,491
Savings	16,896	15,557	14,248	14,354	14,484
Money market	30,881	27,775	27,277	27,370	26,465
Foreign office	191	177	221	226	175
Other time	3,913	4,683	5,237	5,662	5,759
Certificates $100,000 and over	4,120	2,816	3,702	4,377	5,429
Other deposits	—	—	—	500	—
Total deposits	156,946	135,061	127,062	125,347	125,392
Federal funds purchased	262	1,625	260	876	179
Other short-term borrowings	1,285	4,542	1,011	4,046	957
Accrued taxes, interest and expenses	2,582	2,432	2,441	2,507	2,397
Other liabilities	3,169	3,576	2,422	2,425	3,422
Long-term debt	16,327	16,282	14,970	14,474	15,784
Total Liabilities	180,571	163,518	148,166	149,675	148,131
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,770	1,770	1,770	1,770	1,331
Capital surplus	3,603	3,597	3,599	3,589	3,572
Retained earnings	17,643	17,677	18,315	17,786	17,431
Accumulated other comprehensive income	2,951	2,477	1,192	1,635	1,178
Treasury stock	(5,683)	(5,699)	(5,724)	(5,427)	(5,089)
Total Bancorp shareholders' equity	22,335	21,873	21,203	21,404	20,474
Noncontrolling interests	—	—	—	—	197
Total Equity	22,335	21,873	21,203	21,404	20,671
Total Liabilities and Equity	$202,906	$185,391	$169,369	$171,079	$168,802
(a) Amortized cost	$35,780	$36,428	$34,966	$35,662	$34,731
(b) Market values	16	17	17	18	21
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	712,202	711,306	708,916	718,583	731,474
Treasury	211,690	212,586	214,977	205,309	192,419

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	June	June	June	June
	2020	2019	2020	2019
Total Equity, Beginning	$21,873	$19,844	$21,203	$16,250
Net income	195	453	243	1,228
Other comprehensive income, net of tax:
Change in unrealized gains:
Available-for-sale debt securities	456	577	1,338	1,008
Qualifying cash flow hedges	17	191	419	280
Change in accumulated other comprehensive income related to employee benefit plans	1	1	2	2
Comprehensive income	669	1,222	2,002	2,518
Cash dividends declared:
Common stock	(195)	(178)	(390)	(343)
Preferred stock	(32)	(26)	(50)	(41)
Impact of stock transactions under stock compensation plans, net	20	10	43	35
Shares acquired for treasury	—	(200)	—	(1,113)
Impact of acquisition	—	—	—	3,159
Noncontrolling interest	—	—	—	197
Other	—	(1)	(1)	(1)
Impact of cumulative effect of change in accounting principles	—	—	(472)	10
Total Equity, Ending	$22,335	$20,671	$22,335	$20,671

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	June	March	June			June	June
	2020	2020	2019	Seq	Yr/Yr	2020	2019	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$59,106	$51,693	$52,187	14%	13%	$55,399	$49,145	13%
Commercial mortgage loans	11,224	11,020	10,635	2%	6%	11,122	9,035	23%
Commercial construction loans	5,548	5,132	5,248	8%	6%	5,340	5,044	6%
Commercial leases	3,056	3,201	3,811	(5%)	(20%)	3,128	3,684	(15%)
Total commercial loans and leases	78,934	71,046	71,881	11%	10%	74,989	66,908	12%
Residential mortgage loans	17,405	18,024	17,589	(3%)	(1%)	17,715	16,873	5%
Home equity	5,820	6,006	6,376	(3%)	(9%)	5,913	6,366	(7%)
Indirect secured consumer loans	12,124	11,809	10,190	3%	19%	11,967	9,686	24%
Credit card	2,248	2,498	2,408	(10%)	(7%)	2,373	2,402	(1%)
Other consumer loans	2,887	2,797	2,549	3%	13%	2,842	2,477	15%
Total consumer loans	40,484	41,134	39,112	(2%)	4%	40,810	37,804	8%
Taxable securities	36,817	35,973	35,467	2%	4%	36,395	34,896	4%
Tax exempt securities	156	162	40	(4%)	290%	159	34	368%
Other short-term investments	19,833	2,898	2,290	584%	766%	11,366	2,023	462%
Total interest-earning assets	176,224	151,213	148,790	17%	18%	163,719	141,665	16%
Cash and due from banks	3,121	2,880	2,931	8%	6%	3,000	2,576	16%
Other assets	21,394	19,623	16,972	9%	26%	20,509	15,192	35%
Allowance for loan and lease losses	(2,352)	(1,845)	(1,115)	27%	111%	(2,099)	(1,109)	89%
Total Assets	$198,387	$171,871	$167,578	15%	18%	$185,129	$158,324	17%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$49,760	$40,298	$36,514	23%	36%	$45,029	$35,113	28%
Savings deposits	16,354	14,715	14,418	11%	13%	15,534	13,739	13%
Money market deposits	30,022	27,109	25,934	11%	16%	28,565	24,541	16%
Foreign office deposits	182	209	163	(13%)	12%	196	185	6%
Other time deposits	4,421	5,081	5,678	(13%)	(22%)	4,751	5,271	(10%)
Total interest-bearing core deposits	100,739	87,412	82,707	15%	22%	94,075	78,849	19%
Certificates $100,000 and over	4,067	3,355	5,780	21%	(30%)	3,711	4,576	(19%)
Other deposits	31	257	40	(88%)	(23%)	144	381	(62%)
Federal funds purchased	309	654	1,151	(53%)	(73%)	481	1,582	(70%)
Other short-term borrowings	2,377	1,750	1,119	36%	112%	2,063	884	133%
Long-term debt	16,955	15,816	15,543	7%	9%	16,387	15,492	6%
Total interest-bearing liabilities	124,478	109,244	106,340	14%	17%	116,861	101,764	15%
Demand deposits	45,761	35,765	35,818	28%	28%	40,763	33,202	23%
Other liabilities	5,727	5,149	5,088	11%	13%	5,438	4,659	17%
Total Liabilities	175,966	150,158	147,246	17%	20%	163,062	139,625	17%
Total Equity	22,421	21,713	20,332	3%	10%	22,067	18,699	18%
Total Liabilities and Equity	$198,387	$171,871	$167,578	15%	18%	$185,129	$158,324	17%

	For the Three Months Ended			bps Change		Year to Date		bps Change
	June	March	June			June	June
Yield/Rate Analysis	2020	2020	2019	Seq	Yr/Yr	2020	2019	Yr/Yr
Interest-earning assets:
Commercial and industrial loans(a)	3.47%	4.25%	4.79%	(78)	(132)	3.83%	4.73%	(90)
Commercial mortgage loans(a)	3.44%	4.44%	5.11%	(100)	(167)	3.94%	4.98%	(104)
Commercial construction loans(a)	3.53%	4.82%	5.71%	(129)	(218)	4.15%	5.63%	(148)
Commercial leases(a)	3.47%	3.46%	3.51%	1	(4)	3.47%	3.30%	17
Total commercial loans and leases	3.47%	4.28%	4.84%	(81)	(137)	3.86%	4.76%	(90)
Residential mortgage loans	3.53%	3.63%	3.70%	(10)	(17)	3.58%	3.71%	(13)
Home equity	3.60%	4.71%	5.30%	(111)	(170)	4.16%	5.32%	(116)
Indirect secured consumer loans	4.04%	4.09%	4.11%	(5)	(7)	4.07%	3.96%	11
Credit card	11.28%	12.13%	12.38%	(85)	(110)	11.72%	12.50%	(78)
Other consumer loans	6.50%	7.71%	7.58%	(121)	(108)	7.09%	7.54%	(45)
Total consumer loans	4.34%	4.71%	4.85%	(37)	(51)	4.53%	4.85%	(32)
Total loans and leases	3.76%	4.44%	4.84%	(68)	(108)	4.09%	4.79%	(70)
Taxable securities	3.08%	3.15%	3.28%	(7)	(20)	3.12%	3.30%	(18)
Tax exempt securities(a)	2.96%	3.04%	3.50%	(8)	(54)	3.00%	4.03%	(103)
Other short-term investments	0.11%	0.97%	1.80%	(86)	(169)	0.22%	1.87%	(165)
Total interest-earning assets	3.21%	4.07%	4.42%	(86)	(121)	3.61%	4.38%	(77)

Interest-bearing liabilities:
Interest checking deposits	0.24%	0.75%	1.17%	(51)	(93)	0.46%	1.17%	(71)
Savings deposits	0.06%	0.13%	0.17%	(7)	(11)	0.09%	0.16%	(7)
Money market deposits	0.32%	0.72%	1.14%	(40)	(82)	0.51%	1.09%	(58)
Foreign office deposits	0.09%	0.57%	0.53%	(48)	(44)	0.35%	0.57%	(22)
Other time deposits	1.21%	1.56%	1.84%	(35)	(63)	1.40%	1.82%	(42)
Total interest-bearing core deposits	0.27%	0.68%	1.03%	(41)	(76)	0.46%	1.01%	(55)
Certificates $100,000 and over	1.40%	2.09%	2.10%	(69)	(70)	1.71%	2.11%	(40)
Other deposits	0.04%	0.85%	2.92%	(81)	(288)	0.76%	2.46%	(170)
Federal funds purchased	0.16%	1.13%	2.61%	(97)	(245)	0.82%	2.50%	(168)
Other short-term borrowings	0.32%	1.32%	3.08%	(100)	(276)	0.74%	3.28%	(254)
Long-term debt	2.80%	3.12%	3.39%	(32)	(59)	2.95%	3.37%	(42)
Total interest-bearing liabilities	0.66%	1.09%	1.47%	(43)	(81)	0.86%	1.47%	(61)
(a) Presented on an FTE basis.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2020	2020	2019	2019	2019
Assets
Interest-earning assets:
Commercial and industrial loans	$59,106	$51,693	$50,980	$51,364	$52,187
Commercial mortgage loans	11,224	11,020	10,832	10,695	10,635
Commercial construction loans	5,548	5,132	5,334	5,267	5,248
Commercial leases	3,056	3,201	3,384	3,563	3,811
Total commercial loans and leases	78,934	71,046	70,530	70,889	71,881
Residential mortgage loans	17,405	18,024	17,853	17,733	17,589
Home equity	5,820	6,006	6,147	6,267	6,376
Indirect secured consumer loans	12,124	11,809	11,281	10,707	10,190
Credit card	2,248	2,498	2,496	2,448	2,408
Other consumer loans	2,887	2,797	2,679	2,622	2,549
Total consumer loans	40,484	41,134	40,456	39,777	39,112
Taxable securities	36,817	35,973	36,255	35,653	35,467
Tax exempt securities	156	162	57	38	40
Other short-term investments	19,833	2,898	2,014	2,497	2,290
Total interest-earning assets	176,224	151,213	149,312	148,854	148,790
Cash and due from banks	3,121	2,880	3,063	2,769	2,931
Other assets	21,394	19,623	18,096	19,077	16,972
Allowance for loan and lease losses	(2,352)	(1,845)	(1,144)	(1,115)	(1,115)
Total Assets	$198,387	$171,871	$169,327	$169,585	$167,578
Liabilities
Interest-bearing liabilities:
Interest checking deposits	$49,760	$40,298	$38,628	$37,729	$36,514
Savings deposits	16,354	14,715	14,274	14,405	14,418
Money market deposits	30,022	27,109	27,429	26,962	25,934
Foreign office deposits	182	209	244	222	163
Other time deposits	4,421	5,081	5,507	5,823	5,678
Total interest-bearing core deposits	100,739	87,412	86,082	85,141	82,707
Certificates $100,000 and over	4,067	3,355	4,072	4,795	5,780
Other deposits	31	257	252	47	40
Federal funds purchased	309	654	1,174	739	1,151
Other short-term borrowings	2,377	1,750	1,133	1,278	1,119
Long-term debt	16,955	15,816	14,860	15,633	15,543
Total interest-bearing liabilities	124,478	109,244	107,573	107,633	106,340
Demand deposits	45,761	35,765	35,710	35,223	35,818
Other liabilities	5,727	5,149	4,740	5,522	5,088
Total Liabilities	175,966	150,158	148,023	148,378	147,246
Total Equity	22,421	21,713	21,304	21,207	20,332
Total Liabilities and Equity	$198,387	$171,871	$169,327	$169,585	$167,578
Yield/Rate Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.47%	4.25%	4.32%	4.66%	4.79%
Commercial mortgage loans(a)	3.44%	4.44%	4.48%	4.86%	5.11%
Commercial construction loans(a)	3.53%	4.82%	4.88%	5.39%	5.71%
Commercial leases(a)	3.47%	3.46%	3.30%	3.34%	3.51%
Total commercial loans and leases	3.47%	4.28%	4.34%	4.68%	4.84%
Residential mortgage loans	3.53%	3.63%	3.57%	3.67%	3.70%
Home equity	3.60%	4.71%	4.80%	5.20%	5.30%
Indirect secured consumer loans	4.04%	4.09%	4.16%	4.22%	4.11%
Credit card	11.28%	12.13%	12.37%	12.57%	12.38%
Other consumer loans	6.50%	7.71%	7.75%	7.69%	7.58%
Total consumer loans	4.34%	4.71%	4.74%	4.87%	4.85%
Total loans and leases	3.76%	4.44%	4.49%	4.75%	4.84%
Taxable securities	3.08%	3.15%	3.27%	3.24%	3.28%
Tax exempt securities(a)	2.96%	3.04%	4.44%	3.18%	3.50%
Other short-term investments	0.11%	0.97%	1.65%	2.18%	1.80%
Total interest-earning assets	3.21%	4.07%	4.15%	4.34%	4.42%
Interest-bearing liabilities:
Interest checking deposits	0.24%	0.75%	0.88%	1.12%	1.17%
Savings deposits	0.06%	0.13%	0.14%	0.18%	0.17%
Money market deposits	0.32%	0.72%	0.89%	1.13%	1.14%
Foreign office deposits	0.09%	0.57%	0.95%	0.37%	0.53%
Other time deposits	1.21%	1.56%	1.75%	1.79%	1.84%
Total interest-bearing core deposits	0.27%	0.68%	0.82%	1.01%	1.03%
Certificates $100,000 and over	1.40%	2.09%	2.14%	2.20%	2.10%
Other deposits	0.04%	0.85%	1.75%	1.97%	2.92%
Federal funds purchased	0.16%	1.13%	1.74%	2.06%	2.61%
Other short-term borrowings	0.32%	1.32%	1.89%	2.55%	3.08%
Long-term debt	2.80%	3.12%	3.22%	3.26%	3.39%
Total interest-bearing liabilities	0.66%	1.09%	1.22%	1.41%	1.47%
Ratios:
Net interest margin (FTE)(b)	2.75%	3.28%	3.27%	3.32%	3.37%
Net interest rate spread (FTE)(b)	2.55%	2.98%	2.93%	2.93%	2.95%
Interest-bearing liabilities to interest-earning assets	70.64%	72.24%	72.05%	72.31%	71.47%
(a) Presented on an FTE basis.
(b) Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2020	2020	2019	2019	2019
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$59,040	$51,586	$50,938	$51,241	$52,078
Commercial mortgage loans	11,222	11,019	10,831	10,692	10,632
Commercial construction loans	5,548	5,132	5,334	5,267	5,248
Commercial leases	3,056	3,201	3,384	3,562	3,809
Total commercial loans and leases	78,866	70,938	70,487	70,762	71,767
Consumer loans:
Residential mortgage loans	16,561	16,732	16,697	16,736	16,804
Home equity	5,820	6,006	6,147	6,267	6,376
Indirect secured consumer loans	12,124	11,809	11,281	10,707	10,190
Credit card	2,248	2,498	2,496	2,448	2,408
Other consumer loans	2,887	2,796	2,679	2,621	2,550
Total consumer loans	39,640	39,841	39,300	38,779	38,328
Total average portfolio loans and leases	$118,506	$110,779	$109,787	$109,541	$110,095

Average Loans and Leases Held for Sale
Average commercial loans and leases held for sale	$68	$108	$43	$127	$113
Average consumer loans held for sale	844	1,293	1,156	998	785
Average loans and leases held for sale	$912	$1,401	$1,199	$1,125	$898

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$55,661	$58,250	$50,542	$50,768	$51,104
Commercial mortgage loans	11,233	11,160	10,963	10,822	10,717
Commercial construction loans	5,479	5,462	5,090	5,281	5,264
Commercial leases	3,061	3,123	3,363	3,495	3,677
Total commercial loans and leases	75,434	77,995	69,958	70,366	70,762
Consumer loans:
Residential mortgage loans	16,457	16,701	16,724	16,675	16,777
Home equity	5,681	5,963	6,083	6,218	6,325
Indirect secured consumer loans	12,395	12,050	11,538	11,026	10,403
Credit card	2,211	2,417	2,532	2,467	2,436
Other consumer loans	2,875	2,911	2,723	2,657	2,580
Total consumer loans	39,619	40,042	39,600	39,043	38,521
Total portfolio loans and leases	$115,053	$118,037	$109,558	$109,409	$109,283

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$72	$65	$136	$86	$174
Consumer loans held for sale	840	1,565	1,264	1,137	1,031
Loans and leases held for sale	$912	$1,630	$1,400	$1,223	$1,205

Operating lease equipment	$809	$819	$848	$869	$894

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$967	$947	$922	$916	$977
Commercial mortgage loans	592	545	454	446	438
Commercial construction loans	536	462	397	392	323
Commercial leases	582	302	322	345	358
Residential mortgage loans	78,804	81,901	80,734	82,702	84,597
Other consumer loans	50	50	50	50	50
Total loans and leases serviced for others	81,531	84,207	82,879	84,851	86,743
Total loans and leases serviced	$198,305	$204,693	$194,685	$196,352	$198,125
(a) Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	June	March	December	September	June
	2020(a)	2020	2019	2019	2019
Regulatory Capital
CET1 capital	$13,935	$13,840	$13,847	$13,568	$13,532
Additional tier I capital	1,769	1,769	1,769	1,769	1,493
Tier I capital	15,704	15,609	15,616	15,337	15,025
Tier II capital	4,704	4,472	4,045	4,076	4,112
Total regulatory capital	$20,408	$20,081	$19,661	$19,413	$19,137
Risk-weighted assets(b)	$143,407	$147,756	$142,065	$141,880	$141,421

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	11.30%	12.63%	12.58%	12.43%	12.02%

Regulatory Capital Ratios
Fifth Third Bancorp
CET1 capital(b)	9.72%	9.37%	9.75%	9.56%	9.57%
Tier I risk-based capital(b)	10.95%	10.56%	10.99%	10.81%	10.62%
Total risk-based capital(b)	14.23%	13.59%	13.84%	13.68%	13.53%
Tier I leverage	8.16%	9.37%	9.54%	9.36%	9.24%

Fifth Third Bank
Tier I risk-based capital(b)	11.75%	11.36%	11.86%	11.79%	11.67%
Total risk-based capital(b)	13.64%	13.17%	13.46%	13.37%	13.23%
Tier I leverage	8.80%	10.16%	10.36%	10.26%	10.59%
(a)Current period regulatory capital data and ratios are estimated.
(b)Under the U.S. banking agencies' Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2020	2020	2019	2019	2019
Average portfolio loans and leases:
Commercial and industrial loans	$59,040	$51,586	$50,938	$51,241	$52,078
Commercial mortgage loans	11,222	11,019	10,831	10,692	10,632
Commercial construction loans	5,548	5,132	5,334	5,267	5,248
Commercial leases	3,056	3,201	3,384	3,562	3,809
Total commercial loans and leases	78,866	70,938	70,487	70,762	71,767
Residential mortgage loans	16,561	16,732	16,697	16,736	16,804
Home equity	5,820	6,006	6,147	6,267	6,376
Indirect secured consumer loans	12,124	11,809	11,281	10,707	10,190
Credit card	2,248	2,498	2,496	2,448	2,408
Other consumer loans	2,887	2,796	2,679	2,621	2,550
Total consumer loans	39,640	39,841	39,300	38,779	38,328
Total average portfolio loans and leases	$118,506	$110,779	$109,787	$109,541	$110,095

Losses charged-off:
Commercial and industrial loans	($68)	($54)	($40)	($30)	($30)
Commercial mortgage loans	(2)	(2)	—	—	—
Commercial leases	(11)	(5)	—	(4)	(3)
Total commercial loans and leases	(81)	(61)	(40)	(34)	(33)
Residential mortgage loans	(2)	(2)	(4)	(2)	(1)
Home equity	(3)	(5)	(12)	(5)	(6)
Indirect secured consumer loans	(15)	(21)	(24)	(21)	(15)
Credit card	(40)	(42)	(40)	(38)	(40)
Other consumer loans	(22)	(28)	(32)	(30)	(24)
Total consumer loans	(82)	(98)	(112)	(96)	(86)
Total losses charged-off	($163)	($159)	($152)	($130)	($119)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$3	$4	$4	$1	$10
Commercial mortgage loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Total commercial loans and leases	3	4	4	1	10
Residential mortgage loans	1	1	1	1	2
Home equity	2	2	3	3	3
Indirect secured consumer loans	8	9	8	8	8
Credit card	6	6	7	5	5
Other consumer loans	13	15	16	13	13
Total consumer loans	30	33	35	30	31
Total recoveries of losses previously charged-off	$33	$37	$39	$31	$41

Net losses charged-off:
Commercial and industrial loans	($65)	($50)	($36)	($29)	($20)
Commercial mortgage loans	(2)	(2)	—	—	—
Commercial leases	(11)	(5)	—	(4)	(3)
Total commercial loans and leases	(78)	(57)	(36)	(33)	(23)
Residential mortgage loans	(1)	(1)	(3)	(1)	1
Home equity	(1)	(3)	(9)	(2)	(3)
Indirect secured consumer loans	(7)	(12)	(16)	(13)	(7)
Credit card	(34)	(36)	(33)	(33)	(35)
Other consumer loans	(9)	(13)	(16)	(17)	(11)
Total consumer loans	(52)	(65)	(77)	(66)	(55)
Total net losses charged-off	($130)	($122)	($113)	($99)	($78)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.45%	0.39%	0.28%	0.22%	0.15%
Commercial mortgage loans	0.07%	0.06%	(0.02%)	(0.01%)	0.00%
Commercial leases	1.47%	0.60%	0.06%	0.41%	0.32%
Total commercial loans and leases	0.40%	0.32%	0.20%	0.18%	0.13%
Residential mortgage loans	0.02%	0.02%	0.07%	0.03%	(0.02%)
Home equity	0.07%	0.17%	0.59%	0.16%	0.18%
Indirect secured consumer loans	0.24%	0.43%	0.56%	0.50%	0.30%
Credit card	6.17%	5.87%	5.21%	5.41%	5.75%
Other consumer loans	1.17%	1.87%	2.51%	2.47%	1.84%
Total consumer loans	0.52%	0.66%	0.78%	0.68%	0.59%
Total net losses charged-off as a percent of average portfolio loans and leases	0.44%	0.44%	0.41%	0.36%	0.29%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2020	2020	2019	2019	2019
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,348	$1,202	$1,143	$1,115	$1,115
Impact of CECL adoption	—	643	—	—	—
Total net losses charged-off	(130)	(122)	(113)	(99)	(78)
Provision for loan and lease losses	478	625	172	127	78
Allowance for loan and lease losses, ending	$2,696	$2,348	$1,202	$1,143	$1,115

Reserve for unfunded commitments, beginning	$169	$144	$154	$147	$133
Impact of CECL adoption	—	10	—	—	—
Reserve for acquired commitments	—	—	—	—	7
Provision for (benefit from) the reserve for unfunded commitments	7	15	(10)	7	7
Reserve for unfunded commitments, ending	$176	$169	$144	$154	$147

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,696	$2,348	$1,202	$1,143	$1,115
Reserve for unfunded commitments	176	169	144	154	147
Total allowance for credit losses	$2,872	$2,517	$1,346	$1,297	$1,262

	As of
	June	March	December	September	June
	2020	2020	2019	2019	2019
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$94	$100	$118	$70	$135
Commercial mortgage loans	89	83	21	17	20
Commercial construction loans	—	1	1	—	—
Commercial leases	22	18	26	27	31
Residential mortgage loans	14	12	13	12	11
Home equity	52	54	54	63	61
Indirect secured consumer loans	5	1	1	1	1
Other consumer loans	2	2	2	2	2
Total nonaccrual portfolio loans and leases (excludes restructured loans)	278	271	236	192	261
Nonaccrual restructured portfolio commercial loans and leases	282	243	231	235	204
Nonaccrual restructured portfolio consumer loans and leases	140	133	151	55	56
Total nonaccrual portfolio loans and leases	700	647	618	482	521
Repossessed property	4	10	10	9	8
OREO	43	52	52	28	31
Total nonperforming portfolio loans and leases and OREO	747	709	680	519	560
Nonaccrual loans held for sale	1	—	—	—	4
Nonaccrual restructured loans held for sale	1	1	7	13	23
Total nonperforming assets	$749	$710	$687	$532	$587

Restructured portfolio consumer loans and leases (accrual)	$963	$976	$965	$958	$958
Restructured portfolio commercial loans and leases (accrual)	$119	$63	$23	$34	$32

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$10	$13	$11	$15	$19
Commercial mortgage loans	23	20	15	18	11
Commercial construction loans	—	—	—	1	1
Commercial leases	—	10	—	1	—
Total commercial loans and leases	33	43	26	35	31
Residential mortgage loans	54	54	50	48	47
Home equity	—	—	1	—	1
Indirect secured consumer loans	12	11	10	10	11
Credit card	36	42	42	38	37
Other consumer loans	1	1	1	1	1
Total consumer loans	103	108	104	97	97
Total loans and leases 90 days past due (accrual)(b)	$136	$151	$130	$132	$128
Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.44%	0.44%	0.41%	0.36%	0.29%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.50%	2.13%	1.23%	1.19%	1.15%
As a percent of nonperforming portfolio loans and leases(a)	410%	389%	218%	269%	242%
As a percent of nonperforming portfolio assets(a)	385%	355%	198%	250%	225%
Nonperforming portfolio loans and leases as a percent of portfolio loans
and leases and OREO(a)	0.61%	0.55%	0.56%	0.44%	0.48%
Nonperforming portfolio assets as a percent of portfolio loans and leases
and OREO(a)	0.65%	0.60%	0.62%	0.47%	0.51%
Nonperforming assets as a percent of total loans and leases, OREO, and
repossessed property	0.65%	0.59%	0.62%	0.48%	0.53%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “adjusted noninterest income,” “adjusted noninterest expense,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income,” “adjusted net interest margin,” “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see Reg. G reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Regulation G Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	June	March	December	September	June
		2020	2020	2019	2019	2019
	Net interest income	$1,200	$1,229	$1,228	$1,242	$1,245
	Add: Taxable equivalent adjustment	3	4	4	4	5
	Net interest income (FTE) (a)	1,203	1,233	1,232	1,246	1,250

	Net interest income (annualized) (b)	4,826	4,943	4,872	4,928	4,994
	Net interest income (FTE) (annualized) (c)	4,838	4,959	4,888	4,943	5,014

	Net interest income (FTE)	1,203	1,233	1,232	1,246	1,250
	Less: Net interest income impact from purchase accounting accretion	15	16	18	28	18
	Adjusted net interest income (FTE) (d)	1,188	1,217	1,214	1,218	1,232
	Adjusted net interest income (FTE) (annualized) (e)	4,777	4,895	4,816	4,832	4,942

	Interest income	1,403	1,525	1,559	1,625	1,636
	Add: Taxable equivalent adjustment	3	4	4	4	5
	Interest income (FTE)	1,406	1,529	1,563	1,629	1,641
	Interest income (FTE) (annualized) (f)	5,655	6,150	6,201	6,463	6,582

	Interest expense (annualized) (g)	816	1,191	1,313	1,520	1,568
	Average interest-earning assets (h)	176,224	151,213	149,312	148,854	148,790
	Average interest-bearing liabilities (i)	124,478	109,244	107,573	107,633	106,340

	Net interest margin (b) / (h)	2.74%	3.27%	3.26%	3.31%	3.36%
	Net interest margin (FTE) (c) / (h)	2.75%	3.28%	3.27%	3.32%	3.37%
	Adjusted net interest margin (e) / (h)	2.71%	3.24%	3.22%	3.25%	3.32%
	Net interest rate spread (FTE) (f) / (h) - (g) / (i)	2.55%	2.98%	2.93%	2.93%	2.95%

	Income before income taxes	$244	$60	$941	$689	$577
	Add: Taxable equivalent adjustment	3	4	4	4	5
	Income before income taxes (FTE)	$247	$64	$945	$693	$582

	Net income available to common shareholders	$163	$29	$701	$530	$427
	Add: Intangible amortization, net of tax	9	10	11	11	11
	Tangible net income available to common shareholders (j)	172	39	712	541	438
	Tangible net income available to common shareholders (annualized) (k)	692	157	2,825	2,146	1,757

	Average Bancorp shareholders' equity	22,420	21,713	21,304	21,087	20,135
Less:	Average preferred stock	(1,770)	(1,770)	(1,770)	(1,445)	(1,331)
	Average goodwill	(4,261)	(4,251)	(4,260)	(4,286)	(4,301)
	Average intangible assets	(178)	(193)	(194)	(208)	(215)
	Average tangible common equity, including AOCI (l)	16,211	15,499	15,080	15,148	14,288
Less:	Average AOCI	(2,702)	(1,825)	(1,416)	(1,444)	(619)
	Average tangible common equity, excluding AOCI (m)	13,509	13,674	13,664	13,704	13,669

	Total Bancorp shareholders' equity	22,335	21,873	21,203	21,404	20,474
Less:	Preferred stock	(1,770)	(1,770)	(1,770)	(1,770)	(1,331)
	Goodwill	(4,261)	(4,261)	(4,252)	(4,290)	(4,284)
	Intangible assets	(171)	(184)	(201)	(201)	(215)
	Tangible common equity, including AOCI (n)	16,133	15,658	14,980	15,143	14,644
Less:	AOCI	(2,951)	(2,477)	(1,192)	(1,635)	(1,178)
	Tangible common equity, excluding AOCI (o)	13,182	13,181	13,788	13,508	13,466
Add:	Preferred stock	1,770	1,770	1,770	1,770	1,331
	Tangible equity (p)	14,952	14,951	15,558	15,278	14,797

	Total assets	202,906	185,391	169,369	171,079	168,802
Less:	Goodwill	(4,261)	(4,261)	(4,252)	(4,290)	(4,284)
	Intangible assets	(171)	(184)	(201)	(201)	(215)
	Tangible assets, including AOCI (q)	198,474	180,946	164,916	166,588	164,303
Less:	AOCI, before tax	(3,735)	(3,135)	(1,509)	(2,070)	(1,491)
	Tangible assets, excluding AOCI (r)	$194,739	$177,811	$163,407	$164,518	$162,812

	Common shares outstanding (s)	712	711	709	719	731

	Tangible equity (p) / (r)	7.68%	8.41%	9.52%	9.29%	9.09%
	Tangible common equity (excluding AOCI) (o) / (r)	6.77%	7.41%	8.44%	8.21%	8.27%
	Tangible common equity (including AOCI) (n) / (q)	8.13%	8.65%	9.08%	9.09%	8.91%
	Tangible book value per share (n) / (s)	$22.66	$22.02	$21.13	$21.06	$20.03

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	June	March	June
	2020	2020	2019
Net income (t)	$195	$46	$453
Net income (annualized) (u)	784	185	1,817

Adjustments (pre-tax items)(a)
Valuation of Visa total return swap	29	22	22
Branch and non-branch real estate charges	12	-	-
COVID-19-related expenses	12	-	-
Merger-related expenses	9	7	109
FHLB debt extinguishment charge	6	-	-
Unfavorable credit valuation adjustment (CVA)	-	36	-
Net impairment of private equity investments	-	15	-
Adjustments, after-tax (v)(a)	52	62	101

Noninterest income (x)	650	671	660
Valuation of Visa total return swap	29	22	22
Branch and non-branch real estate charges	12	-	-
Net impairment of private equity investments	-	15	-
Adjusted noninterest income (y)	691	708	682

Noninterest expense (z)	1,121	1,200	1,243
COVID-19-related expenses	(12)	-	-
Merger-related expenses	(9)	(7)	(109)
FHLB debt extinguishment charge	(6)	-	-
Unfavorable credit valuation adjustment (CVA)	-	(36)	-
Adjusted noninterest expense (aa)	1,094	1,157	1,134
Intangible amortization expense	12	13	14
Adjusted noninterest expense excluding intangible amortization expense (ab)	1,082	1,144	1,120

Adjusted net income (t) + (v) + (w)	247	108	554
Adjusted net income (annualized) (ac)	993	434	2,222

Adjusted tangible net income available to common shareholders (j) + (v) + (w)	224	101	539
Adjusted tangible net income available to common shareholders (annualized) (ad)	901	406	2,162

Average assets (ae)	$198,387	$171,871	$167,578

Return on average tangible common equity (k) / (l)	4.3%	1.0%	12.3%
Adjusted return on average tangible common equity, including AOCI (ad) / (l)	5.6%	2.6%	15.1%
Adjusted return on average tangible common equity, excluding AOCI (ad) / (m)	6.7%	3.0%	15.8%

Return on average assets (u) / (ae)	0.40%	0.11%	1.08%
Adjusted return on average assets (ac) / (ae)	0.50%	0.25%	1.33%
Efficiency ratio (z) / [(a) + (x)]	60.5%	63.0%	65.1%
Adjusted efficiency ratio (ab) / [(d) + (y)]	57.6%	59.4%	58.5%
Total revenue (FTE) (a) + (x)	$1,853	$1,904	$1,910
Pre-provision net revenue (PPNR) (a) + (x) - (z)	$732	$704	$667
Adjusted pre-provision net revenue (PPNR) (d) + (y) - (ab)	$797	$781	$794
(a) Assumes a 23% tax rate, except for merger-related expenses impacted by certain non-deductible items.

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended June 30, 2020	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$573	$513	$92	$51	$(26)	$1,203
(Provision for) benefit from credit losses	(457)	(52)	(10)	1	33	(485)
Net interest income after provision for credit losses	116	461	82	52	7	718
Noninterest income	294	167	98	121	(30)	650
Noninterest expense	(405)	(454)	(120)	(122)	(20)	(1,121)
Income (loss) before income taxes	5	174	60	51	(43)	247
Applicable income tax (expense) benefit(a)	7	(36)	(12)	(11)	—	(52)
Net income (loss)	$12	$138	$48	$40	$(43)	$195

For the three months ended March 31, 2020	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$511	$505	$89	$37	$91	$1,233
Provision for credit losses	(45)	(62)	(13)	(1)	(519)	(640)
Net interest income after provision for credit losses	466	443	76	36	(428)	593
Noninterest income	287	198	124	135	(73)	671
Noninterest expense	(480)	(488)	(122)	(143)	33	(1,200)
Income (loss) before income taxes	273	153	78	28	(468)	64
Applicable income tax (expense) benefit(a)	(49)	(32)	(17)	(6)	86	(18)
Net income (loss)	$224	$121	$61	$22	$(382)	$46

For the three months ended December 31, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$603	$569	$91	$41	$(72)	$1,232
Provision for credit losses	(83)	(60)	(15)	—	(4)	(162)
Net interest income after provision for credit losses	520	509	76	41	(76)	1,070
Noninterest income	324	214	74	129	294	1,035
Noninterest expense	(422)	(485)	(123)	(131)	1	(1,160)
Income before income taxes	422	238	27	39	219	945
Applicable income tax expense(a)	(81)	(50)	(6)	(8)	(66)	(211)
Net income	$341	$188	$21	$31	$153	$734

For the three months ended September 30, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$627	$598	$88	$44	$(111)	$1,246
Provision for credit losses	(54)	(58)	(14)	—	(8)	(134)
Net interest income after provision for credit losses	573	540	74	44	(119)	1,112
Noninterest income	335	204	96	125	(20)	740
Noninterest expense	(425)	(469)	(114)	(129)	(22)	(1,159)
Income (loss) before income taxes	483	275	56	40	(161)	693
Applicable income tax (expense) benefit(a)	(90)	(58)	(12)	(8)	24	(144)
Net income (loss)	$393	$217	$44	$32	$(137)	$549

For the three months ended June 30, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$634	$620	$83	$48	$(135)	$1,250
(Provision for) benefit from credit losses	(25)	(55)	(7)	—	2	(85)
Net interest income after provision for credit losses	609	565	76	48	(133)	1,165
Noninterest income	301	202	67	118	(28)	660
Noninterest expense	(420)	(467)	(118)	(135)	(103)	(1,243)
Income (loss) before income taxes	490	300	25	31	(264)	582
Applicable income tax (expense) benefit(a)	(95)	(63)	(5)	(7)	41	(129)
Net income (loss)	$395	$237	$20	$24	$(223)	$453
(a) Includes taxable equivalent adjustments of $3 million, $4 million, $4 million, $4 million and $5 million for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively.

(b) Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c) Consumer Lending includes the Bancorp's residential mortgage, home equity, automobile and other indirect lending activities.